EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77I:
  Terms of new or amended securities

EXHIBIT B:
  Attachment to item 77M:
  Mergers

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits (2)
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Sub-ITEM 77I:

The Fund offers Advisor Class shares effective December 24, 2001. Advisor Shares are available for purchase through financial-services firms such as banks, brokers and financial advisers ("Institutions"). Advisor Shares may be charged a shareholder service fee (the "Shareholder Service Fee") payable at an annual rate of up to .25 of 1%, and a distribution and/or administrative services fee (the "Distribution Service Fee") payable at an annual rate of up to .50 of 1% of the average daily net assets of such Class under a Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act"). Payments may be made pursuant to a Distribution Plan to an Institution directly out of the assets of the Fund or by Credit Suisse Asset Management Securities, Inc. ("CSAMSI") on the Fund's behalf. Additional payments may be made by CSAMSI, the Fund's investment adviser or an affiliate of either from time to time to Institutions for providing distribution, administrative, accounting and/or other services with respect to Advisor Shares. Institutions may also be paid additional amounts related to marketing and other costs. In certain cases, an Institution may be paid a one-time fee based on the value of assets invested in the accounts and/or an annual fee based on the value of new assets invested in the accounts. Payments by the Fund shall not be made to an Institution pursuant to the Plan with respect to services for which Institutions are otherwise compensated by CSAMSI or an affiliate thereof. There is no minimum amount of initial or subsequent purchases of Advisor Shares.

The Fund offers Class A, B and C shares effective November 30, 2001.

Class A shares are offered subject to a front-end sales load of up to 5.75% of the offering price of the Fund; provided, however, that such front-end sales charges may be waived in certain circumstances described in the Fund's prospectus and statement of additional information. The Fund's Class A Shares are subject to a Rule 12b-1 fee of .25 of 1% per year of the average daily net assets of the Class A shares of the Fund consisting of distribution payments and/or service fees of .25 of 1% per year of the average daily net assets of the Class A shares of the Fund. Specified minimum initial and subsequent purchase amounts are applicable to the Class A shares.
The Fund's Class B shares are offered subject to a contingent deferred sales charge of 4% if redeemed within 1 year after purchase, 3% if redeemed more than 1 year but less than 2 years after purchase, 2% if redeemed more than 2 years but less than 3 years after purchase, and 1% if redeemed more than 3 years but less than 4 years after purchase and 0% if redeemed more than 4 years after purchase; provided, however, that such contingent deferred sales charge may be waived in certain circumstances described in the Fund's prospectus and statement of additional information. The Fund's Class B shares are subject to a Rule 12b-1 fee at an annual rate of 1.00% per year of the average daily net assets of the Class B shares of the Fund consisting of
(i) an asset-based sales charge of .75 of 1% per year of the average daily net assets of the Class B shares of the Fund and
(ii) a service fee of .25 of 1% per year of the average daily net assets of the Class B shares of the Fund. Specified minimum initial and subsequent purchase amounts are applicable to the Class B shares.
The Fund's Class C shares will be offered subject to a contingent deferred sales charge of 1% if redeemed within 1 year after purchase and 0% if redeemed more than 1 year after purchase; provided, however, that such contingent deferred sales charge may be waived in certain circumstances described in the Fund's prospectus and Statement of Additional Information. The Fund's Class C shares will be subject to a Rule 12b-1 fee at an annual rate of 1.00% per year of the average daily net assets of the Class C shares of the Fund consisting of (i) an asset-based sales charge of .75 of 1% per year of the average daily net assets of the Class C shares of the Fund and (ii) a service fee of .25 of 1% per year of the average daily net assets of the Class C shares of the Fund. Specified minimum initial and subsequent purchase amounts are applicable to the Class C shares.




EXHIBIT B:
Sub-Item 77M:

On April 12, 2002, pursuant to the Agreement and Plan of Reorganization, dated as of January 15, 2002, Credit Suisse International Equity Fund, Inc. (the "International Equity
Fund") transferred to Credit Suisse International Focus Fund, Inc. (the "Acquiring Fund") all of the International Equity Fund's assets in exchange for Common Class and Advisor Class shares of the Acquiring Fund and the assumption by the Acquiring Fund of the International Equity Fund's liabilities. Such shares of the Acquiring Fund were distributed to shareholders of the International Equity Fund in liquidation of the International Equity Fund, and the International Equity Fund was subsequently dissolved.



EXHIBIT C:

(1)                      ARTICLES OF AMENDMENT
                                  OF
                       ARTICLES OF INCORPORATION
                                  OF
    CREDIT SUISSE WARBURG PINCUS MAJOR FOREIGN MARKETS FUND, INC.

Credit Suisse Warburg Pincus Major Foreign Markets
Fund, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland General Corporation Law, hereby certifies that:
FIRST:  Article II of the Charter of the Corporation is
amended to read as follows:
"ARTICLE II
NAME
The name of the corporation is Credit Suisse
International Focus Fund, Inc."
SECOND:  The above amendment to the Charter was
unanimously approved by the Board of Directors.  The amendment is
limited to a change expressly permitted by   2-605 of the
Maryland General Corporation Law to be made without action by the stockholders and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.
THIRD: The above amendment to the Charter shall become effective as of December 12, 2001.
IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment and do hereby acknowledge that these Articles of Amendment are the act and deed of the Corporation and that, to the best of their knowledge, information and belief, the matters and facts contained herein with respect to authorization and approval are true in all material respects, under penalties of perjury.

DATE: October 17th , 2001
/s/Hal Liebes
Hal Liebes
Vice President and Secretary

ATTEST:
/s/Gregory N. Bressler
Gregory N. Bressler
Assistant Secretary



(2)                  ARTICLES SUPPLEMENTARY
                             OF
   CREDIT SUISSE WARBURG PINCUS MAJOR FOREIGN MARKETS FUND, INC.

CREDIT SUISSE WARBURG PINCUS MAJOR FOREIGN MARKETS
FUND, INC. (the "Corporation"), a Maryland corporation with its principal corporate offices in the State of Maryland in Baltimore, Maryland, DOES HEREBY CERTIFY:
FIRST: The Board of Directors of the Corporation, an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940
Act"), and having authorized capital of Three Billion (3,000,000,000) shares of common stock, par value $0.001 per share ("Common Stock"), has adopted resolutions:
1. Authorizing the issuance of an additional
Three Billion (3,000,000,000) shares of Common Stock, with an aggregate par value of Three Million Dollars ($3,000,000).
2. Classifying One Billion (1,000,000,000)
Shares of such additional authorized but unissued shares as Class A Shares, One Billion (1,000,000,000) of such shares as Class B Shares, and One Billion (1,000,000,000) of such shares as Class C Shares.
SECOND: Each Class A Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:
(i) Class A Shares will share equally with Common
Stock other than Class A Shares ("Non-Class A
Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class A
Shares with the liabilities and expenses of the Corporation, except that Class A Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class A Shares or as set forth in the Prospectus or Statement of Additional Information pursuant to which the Class A Shares are sold;
(ii) Only Class A Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class A
Shares, except that if said matter also
affects Non-Class A Shares, Non-Class A
Shares will also be entitled to vote, and in such case Class A Shares will be voted in the aggregate together with such Non-Class A
Shares and not by series except where
otherwise required by law. Class A Shares will not be entitled to vote on any matter that does not affect Class A Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class A Shares;
(iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and
(iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation
(the "Corporation's Registration
Statement"), certain Class A Shares may be converted automatically into Non-Class A
Shares based on the relative net asset values of such classes at the time of conversion;
subject, however, to any conditions of
conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement.
THIRD: Each Class B Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:
(i) Class B Shares will share equally with Common
Stock other than  Class B Shares ("Non-Class
B Shares") in the income, earnings and
profits derived from investment and
reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class B Shares with the liabilities and expenses of the Corporation, except that Class B Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class B Shares or as set forth in the Prospectus or Statement of Additional
Information pursuant to which the Class B
Shares are sold;
(ii) Only Class B Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class B
Shares, except that if said matter also
affects Non-Class B Shares, Non-Class B
Shares will also be entitled to vote, and in such case Class B Shares will be voted in the aggregate together with such Non-Class B
Shares and not by series except where
otherwise required by law. Class B Shares will not be entitled to vote on any matter that does not affect Class B Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class B Shares;
(iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and
(iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the
Corporation's Registration Statement, certain
Class B Shares may be converted automatically into Non-Class B Shares based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration
Statement.
FOURTH: Each Class C Share will have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Common Stock, except that subject to the provisions of any governing order, rule or regulation issued pursuant to the 1940 Act:
(i) Class C Shares will share equally with Common
Stock other than Class C Shares ("Non-Class C
Shares") in the income, earnings and profits derived from investment and reinvestment of the assets belonging to the Corporation and will be charged equally with Non-Class C
Shares with the liabilities and expenses of the Corporation, except that Class C Shares shall have such rights and obligations with respect to sales charges, redemption charges and other fees or charges, and allocations of expenses as are determined by the Board of Directors with respect to Class C Shares or as set forth in the Prospectus or Statement of Additional Information pursuant to which the Class C shares are sold;
(ii) Only Class C Shares will be entitled to vote on any matter submitted to a vote of shareholders of the Corporation that pertains to any matter which relates to Class C
Shares, except that if said matter also
affects Non-Class C Shares, Non-Class C
Shares will also be entitled to vote, and in such case Class C Shares will be voted in the aggregate together with such Non-Class C
Shares and not by series except where
otherwise required by law. Class C Shares will not be entitled to vote on any matter that does not affect Class C Shares (except where otherwise required by law) even though the matter is submitted to a vote of the holders of Non-Class C Shares;
(iii) The Board of Directors of the Corporation in its sole discretion may determine whether a matter affects a particular class or series of Corporation shares; and
(iv) At such times (which may vary between and among the holders of Common Stock) as may be determined by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the
Corporation's Registration Statement, certain
Class C Shares may be converted automatically into Non-Class C Shares based on the relative net asset values of such classes at the time of conversion; subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or, with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration
Statement.
FIFTH: The shares aforesaid have been duly classified by the Board of Directors of the Corporation pursuant to the authority and power contained in ARTICLE V of the Corporation's charter.


IN WITNESS WHEREOF, the undersigned have executed these Articles Supplementary on behalf of Credit Suisse
Warburg Pincus Major Foreign Markets Fund, Inc., and acknowledge that it is the act and deed of the Corporation and state, under penalty of perjury, to the best of the knowledge, information and belief of each of them, that the matters contained herein with respect to the approval thereof are true in all material respects.
Dated: October 25, 2001
CREDIT SUISSE WARBURG PINCUS
MAJOR FOREIGN MARKETS FUND,
INC.

By:__________________________
Name:	Hal Liebes
Title:  Vice President and Secretary
ATTEST:

_____________________________
Name:  Gregory Bressler
Title:    Assistant Secretary